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                                                                   Exhibit 10.5

                      Amendment to Severance Pay Agreement


This agreement is made as of the 20th day of April, 1999, between Fourth Shift Corporation, Two Meridian Crossing, Minneapolis, Minnesota 55423 (such corporation, together with its subsidiaries, hereinafter called the "Company") and M.M. Stuckey (hereinafter called "Executive"), residing at 46 Birch Court, Danville, California 94506.

         WHEREAS, the Company wishes to amend the agreement dated October 21, 1997 to include the benefits as defined herein.

I.       Amendment of Agreement

         The benefits outlined in Section 4(b)(ii) of this document are amended to provide the Executive and Executive's dependent (if applicable) a life time benefit for Medical Insurance and Long Term Care Insurance as outlined in the Executive Retirement Plan. This agreement is in addition to all other compensation and benefits outlined in the original document dated October 21, 1997.



         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its name by a duly authorized officer, and Executive has hereunto set his hand, all as of the date first written above.



                                       Fourth Shift Corporation

                                       By /s/ Robert Price
                                          ----------------

                                         Its Chairman, Compensation Committee
                                             --------------------------------

                                       /s/ M.M. Stuckey
                                       ----------------

PLAN SUMMARY

April 20, 1999


Fourth Shift Corporation will provide Long Term Care Insurance and coverage from the Fourth Shift Medical Plan to M.M. Stuckey and spouse as a life time benefit.

Terms of the medical plan will be in accordance with the Fourth Shift Medical Plan at the date of M.M. Stuckey's retirement. Major terms of the Medical Plan are as follows:

-    Co-pay per office visit, 100% coverage for remaining expenses
-    Co-pay per prescription, 100% coverage for remaining expenses
- 100% inpatient hospitalization coverage, $1,000,000 maximum lifetime benefit
- 100% outpatient hospitalization coverage, $1,000,000 maximum lifetime benefit
- M.M. Stuckey will pay $1,000 per month from July 1, 1999 through July 1, 2004 to aid in funding the Medical Plan.